UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2012

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 INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Its Charter)

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Nevada	001-10684	88-0173041
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada  89113
(Address of Principal Executive Offices) (Zip Code)

 (702) 669-7777
(Registrant’s Telephone Number, Including Area Code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2012, the Board of Directors (the “Board”) of International Game Technology (the “Company”) approved the Sixth Restated Code of Bylaws of International Game Technology (the “Amended Bylaws”), effective immediately.  The Amended Bylaws amend and restate the Company’s bylaws in their entirety.  The amendments: (i) clarify and confirm the acceptable forms of consideration in exchange for the issuance of the Company’s capital stock as permitted under the Nevada Revised Statutes (“NRS”), (ii) revise certain timing and informational requirements with respect to stockholder proposals at annual meetings of stockholders, including by (A) specifying that the applicable deadlines for delivering notice will be determined by reference to the anniversary of the previous year’s annual meeting, instead of by reference to the date on which the Company notifies stockholders of, or publicly discloses the date of, the annual meeting, (B) requiring disclosure of certain additional information relating to hedging arrangements, derivative positions and agreements or arrangements with respect to securities of the Company, and (C) requiring disclosure of certain information relating to any director nominees proposed by a stockholder, (iii) shorten the required notice for meetings of the Board from forty-eight (48) hours to twenty-four (24) hours, (iv) clarify and confirm that, as permitted by the NRS, the Board may act by unanimous written consent by delivering electronic transmissions, (v) clarify the list of required officers of the Company, and (vi) clarify certain authority and responsibilities of certain officers of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Sixth Restated Code of Bylaws of International Game Technology, dated August 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

August 22, 2012	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President, Deputy General Counsel

Exhibit Index

Exhibit Number	Description

3.1	Sixth Restated Code of Bylaws of International Game Technology, dated August 20, 2012